Ally Financial Declares Dividend on Common Stock
DETROIT, Apr. 12, 2018 /PRNewswire/ -- The board of directors of Ally Financial Inc. (NYSE: ALLY) declared a quarterly cash dividend of $0.13 per share of the company's common stock, payable on May 15, 2018 to stockholders of record on May 1, 2018.
About Ally Financial Inc.
Ally Financial Inc. (NYSE: ALLY) is a leading digital financial services company with assets of $167.1 billion as of December 31, 2017. As a client-centric company with passionate customer service and innovative financial solutions, Ally is relentlessly focused on "Doing it Right" and being a trusted financial partner for its consumer, commercial, and corporate customers. Ally's award-winning online bank (Ally Bank, Member FDIC and Equal Housing Lender) offers mortgage-lending services and a variety of deposit and other banking products, including CDs, online savings, money market and checking accounts, and IRA products. Ally also promotes the Ally CashBack Credit Card. Additionally, Ally offers securities brokerage and investment advisory services through Ally Invest. Ally remains one of the largest full-service auto finance operations in the country with a complementary auto-focused insurance business, which together serve more than 18,000 dealer customers and millions of auto consumers. Ally's robust corporate finance business offers capital for equity sponsors and middle-market companies.
For more information and disclosures about Ally, visit https://www.ally.com/#disclosures.

Contacts:
Michael Brown
Ally Investor Relations
704-444-5225
michael.t.brown@ally.com

Sari Jensen
Ally Communications (Media)
646-781-2539
sari.jensen@ally.com